UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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ART TECHNOLOGY GROUP, INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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* * * * *

ART TECHNOLOGY GROUP, INC.
ONE MAIN STREET
CAMBRIDGE, MASSACHUSETTS 02142

Dear Stockholder:

I am pleased to invite you to attend the 2007 Annual Meeting of Stockholders of Art Technology Group, Inc. on May 17, 2007. We will hold the meeting at 10:00 a.m. at the offices of Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and I hope that you will be able to join us.

On the pages following this letter you will find the Notice of Annual Meeting of Stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the Notice. We have also enclosed our 2006 Annual Report to Stockholders.

If you were a stockholder of record as of the close of business on April 2, 2007, the record date for voting at the meeting, we have enclosed your proxy card, which allows you to vote on the matters considered at the meeting. Simply mark, sign and date your proxy card, and then mail the completed proxy card to our transfer agent, Computershare Trust Company, N.A., in the enclosed postage-paid envelope. You may also submit your proxy electronically via the Internet or by telephone as described on the enclosed proxy card. You may attend the meeting and vote in person even if you have sent in a proxy card or submitted your proxy electronically.

If your shares are held in “street name,” that is, in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Sincerely yours,

Robert D. Burke
Chief Executive Officer and President

THE ABILITY TO HAVE YOUR VOTE COUNTED AT THE MEETING IS AN
IMPORTANT STOCKHOLDER RIGHT, AND I HOPE YOU WILL CAST
YOUR VOTE IN PERSON OR BY PROXY REGARDLESS
OF THE NUMBER OF SHARES YOU HOLD.

ART TECHNOLOGY GROUP, INC.
One Main Street
Cambridge, Massachusetts 02142

Notice of 2007 Annual Meeting of Stockholders

Time and Date	10:00 a.m., Eastern time, on May 17, 2007

Place	Foley Hoag LLP 155 Seaport Boulevard Boston, Massachusetts

Items of Business	At the meeting, we will ask you and our other stockholders to:

(1) Elect David B. Elsbree, Ilene H. Lang and Daniel C. Regis as Class II directors of the Company to serve until the 2010 Annual Meeting or until their successors are elected and qualified.

(2) Approve the further amendment and restatement of the Amended and Restated 1996 Stock Option Plan.

(3) Approve the further amendment and restatement of the Amended and Restated 1999 Outside Director Stock Option Plan.

(4) Transact any other business properly presented at the meeting.

Record Date	You may vote if you were a stockholder of record at the close of business on April 2, 2007.

Proxy Voting	It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please mark, sign, date and promptly mail your proxy card to our transfer agent, Computershare Trust Company, N.A., in the enclosed postage-paid envelope. Alternatively, you may submit your proxy via the Internet or by telephone by following the directions on the enclosed proxy card. You may revoke your proxy at any time before its exercise at the meeting. You may revoke electronic votes by using the same method as your original vote and making any changes you deem necessary.

By Order of the Board of Directors,

Julie M.B. Bradley
Secretary

Cambridge, Massachusetts
April 13, 2007

PROXY STATEMENT
For the
ART TECHNOLOGY GROUP, INC.
2007 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING

This Proxy Statement

We have sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2007 Annual Meeting of Stockholders or any adjournment or postponement of the meeting. The meeting will be held at 10:00 a.m., Eastern time, on Thursday, May 17, 2007, at the offices of Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts.

•	THIS PROXY STATEMENT summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

•	THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with the instructions.

Our directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail, facsimile or telegram. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies. We will request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses. We have not retained the services of any proxy solicitation firm to assist us in soliciting proxies.

We are mailing this proxy statement and the enclosed proxy card to stockholders for the first time on or about April 19, 2007. In this mailing, we are also sending you a copy of our 2006 Annual Report to Stockholders, which includes our annual report on Form 10-K for the year ended December 31, 2006.

Who May Vote

Holders of record of our common stock at the close of business on April 2, 2007 are entitled to one vote per share on each matter properly brought before the meeting. The proxy card states the number of shares you are entitled to vote.

A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Secretary at Art Technology Group, Inc., One Main Street, Cambridge, Massachusetts, 02142, to make arrangements to review a copy of the stockholder list at our offices before the meeting, between the hours of 8:30 a.m. and 5:30 p.m., Eastern time, on any business day from May 7, 2007 up to the time of the meeting.

How to Vote

You may vote your shares at the meeting in person or by proxy:

•	Stockholder of record: Shares registered in your name. If you are a stockholder of record, that is, your shares are registered in your own name, not in “street name” by a bank or brokerage firm, then you can vote in any one of the following four ways:

1.	You may vote by mail. To vote by mail, you mark, sign and date the enclosed proxy card and then mail the proxy card to our transfer agent, Computershare Trust Company, N.A. in the enclosed postage-prepaid envelope. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card but do not give any instructions on one or more of the matters described in this proxy statement, then the persons named in the proxy card will vote your shares in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR each of the nominees listed in Proposal One, that you vote FOR Proposal Two and that you vote FOR Proposal Three.

2.	You may vote over the Internet. If you have Internet access, then you may authorize the voting of your shares by following the “Vote-by-Internet” instructions set forth on the enclosed proxy card.

3.	You may vote by telephone. You may authorize the voting of your shares by following the “Vote-by-Telephone” instructions set forth on the enclosed proxy card.

4.	You may vote in person. If you attend the meeting, then you may vote by delivering your completed proxy card in person or by completing a ballot at the meeting. Ballots will be available at the meeting.

•	Beneficial owner: Shares held in “street name.” If the shares you own are held in “street name” by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your voting instruction form. Under the rules that govern banks and brokerage firms, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. For example, the election of directors is considered to be a discretionary item on which banks and brokerage firms may vote. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If you wish to come to the meeting to personally vote your shares held in “street name”, then you will need to obtain a proxy card from the holder of record of your shares (i.e., your bank or brokerage firm).

Even if you complete and return a proxy card or submit your proxy electronically, you may revoke it at any time before it is exercised by taking one of the following actions:

•	send written notice to our Secretary at our address, which you can find at the top of the first page of this proxy statement;

•	send us another signed proxy with a later date;

•	log on to the Internet the same way you did originally and change your votes;

•	call the telephone number listed on the proxy card; or

•	attend the meeting, notify our Secretary that you are present, and then vote by ballot.

Quorum Required to Transact Business

At the close of business on April 2, 2007, 127,714,398 shares of our common stock were outstanding. Our by-laws require that a majority of the shares of our common stock outstanding on that date be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

DISCUSSION OF PROPOSALS

Proposal One: Election of Class II Directors

The first proposal on the agenda for the meeting is the election of three Class II directors for a three-year term beginning at the meeting and ending at our 2010 Annual Meeting of Stockholders or until their successors are elected and qualified. Upon the recommendation of the Nominating and Governance Committee, the board has nominated David B. Elsbree, Ilene H. Lang and Daniel C. Regis, the current Class II directors, for re-election. Brief biographies of Messrs. Elsbree and Regis and Ms. Lang follow.

David B. Elsbree	Mr. Elsbree has been a director since June 2004. From June 1981 to May 2004, Mr. Elsbree was a partner at Deloitte & Touche. He has been a member of the Board of the New England Chapter of the National Association of Corporate Directors and is a member of the Board of Directors of Acme Packet, Inc. Mr. Elsbree is 59 years old.

Ilene H. Lang	Ms. Lang has served as a director since October 2001. Since September 2003, Ms. Lang has been president of Catalyst, Inc., a nonprofit that works to advance women in business. From May 2000 to August 2003, Ms. Lang was a business and financial consultant to various boards of directors, boards of trustees, and Chief Executive Officers. From May 1999 to May 2000, she served as President and Chief Executive Officer of Individual.com, Inc., an Internet media service provider. From October 1997 to September 2006, Ms. Lang also served as a director of Adaptec, Inc., a data storage solutions company. Ms. Lang is 63 years old.

Daniel C. Regis	Mr. Regis has served as our chairman since July 2005 and as a director since November 2004. Mr. Regis served on the Board of Directors of Primus Knowledge Solutions, Inc. from April 2003 until our acquisition of Primus in November 2004. Mr. Regis is a Managing Director of Digital Partners, a mid-sized venture capital fund specializing in Northwest emerging technology companies, which he co-founded in 2000. Mr. Regis is a member of the Board of Directors of Cray, Inc. and Columbia Banking Systems, Inc. Mr. Regis is 67 years old.

We expect that Messrs. Elsbree and Regis and Ms. Lang will be able to serve if elected. If any of them is not able to serve, proxies may be voted for a substitute nominee. You can find more information about Messrs. Elsbree and Regis, Ms. Lang and our other directors, including brief biographies and information about their compensation and stock ownership, in the sections of this proxy statement entitled “INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS,” “COMPENSATION OF OUR EXECUTIVE OFFICERS AND DIRECTORS” and “INFORMATION ABOUT STOCK OWNERSHIP.”

The nominees receiving the greatest number of votes cast will be elected as directors. We will not count abstentions when we tabulate votes cast for the director election. Brokers have discretionary voting power with respect to director elections.

Our board of directors recommends that you vote FOR the election of Messrs. Elsbree and Regis and Ms. Lang.

Proposal Two: Approve the Further Amendment and Restatement of the Amended and Restated 1996 Stock Option Plan

The board of directors believes that it would be in the best interests of our stockholders to amend and restate our Amended and Restated 1996 Stock Option Plan, to among other things:

•	remove the sub-limit on awards other than options and stock appreciation rights;

•	reaffirm that the exercise price of options and stock appreciation rights shall not be less than the fair market value per share of the common stock on the date of option grant;

•	indicate that the full number of shares underlying the exercised portion of a stock appreciation right count against the pool;

•	allow for a “net exercise,” where we would withhold shares to satisfy the exercise price for an Award under the 1996 Plan;

•	reaffirm that the maximum term for an option grant is ten years;

•	provide that each Award authorized under the 1996 Plan after April 5, 2007, excluding options and stock appreciation rights, counts as 1.24 shares against the 1996 Plan limit;

•	disallow the repricing of options; and

•	prohibit stock appreciation rights from being valued based upon other market growth.

The number of shares of our common stock authorized under the 1996 Plan, if approved by our stockholders, would remain at 25,600,000, which is the number of shares currently authorized under the 1996 Plan.

We are considering modifying the equity compensation that our senior executives and employees will receive and believe that having the flexibility to make additional restricted stock unit awards will allow us to better attract, retain and motivate talented executives. Furthermore, the above changes are necessary for tax and accounting purposes and to help maintain our dedication to good corporate governance. Accordingly, on April 5, 2007, our board amended and restated, subject to stockholder approval, the Amended and Restated 1996 Stock Option Plan, which is attached as Appendix A to this proxy statement.

Description of the Amended and Restated 1996 Stock Option Plan

The following is a brief summary of the Amended and Restated 1996 Stock Option Plan as amended and restated by the board of directors on April 5, 2007. The following summary is qualified in its entirety by reference to the 1996 Plan attached as Appendix A to this proxy statement.

Number of Shares Subject to Amended and Restated 1996 Stock Option Plan

There are currently 25,600,000 shares of our common stock reserved for issuance under the 1996 Plan. This number would not be affected by the proposed amendment and restatement. The number of shares of common stock reserved for issuance under the 1996 Plan is subject to adjustment for stock splits, stock dividends and similar events.

Types of Awards

The 1996 Plan authorizes the following types of awards:

•	Incentive Stock Options — the grant of options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986;

•	Non-qualified Stock Options — the grant of options that do not qualify as incentive stock options;

•	Stock Appreciation Rights — awards entitling the holder on exercise to receive an amount determined in whole or in part by reference to the appreciation of our common stock;

•	Restricted Stock — direct grants or sales of common stock subject to transfer or other restrictions or conditions determined by the board of directors at the date of grant;

•	Performance Share Awards — grants of common stock subject to the attainment of certain performance goals; and

•	Other Stock-based Awards — other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of common stock or other property.

Incentive Stock Options and Non-Qualified Stock Options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted at an exercise price at least equal to the fair market value of the common stock on the date of grant. The 1996 Plan permits the following forms of payment of the exercise price of options:

•	payment by cash, check or in connection with a “cashless exercise” through a broker,

•	payment by reduction of the number of shares to be issued,

•	surrender to us of shares of common stock, subject to specific exceptions,

•	delivery to us of a promissory note,

•	any other lawful means that the board of directors determines is acceptable, or

•	any combination of these forms of payment.

Stock Appreciation Rights.  A stock appreciation right or SAR is an award entitling the holder on exercise to receive an amount in cash or our common stock or a combination thereof, such form to be determined by the board of directors, determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock.

Restricted Stock Awards.  Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient at their issue price or other stated or formula price, or to require forfeiture of such shares if issued at no cost, in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered in the future subject to such terms and conditions on the delivery of the shares as the board of directors may determine.

Performance Share Awards.  The board of directors or an authorized committee of the board may grant performance accelerated restricted stock awards, or PARS, that provide for time vesting with acceleration of vesting if certain performance criteria are met. In addition to PARS, the board or an authorized committee of the board may grant restricted stock awards that vest solely upon satisfaction of certain performance criteria. The performance criteria for each restricted stock award that vests solely upon performance criteria will be based on one or more of the following measures:

•	earnings per share,

•	return on average equity or average assets with respect to a pre-determined peer group,

•	earnings,

•	earnings growth,

•	revenues,

•	expenses,

•	stock price,

•	market share,

•	return on sales, assets, equity or investment,

•	regulatory compliance,

•	improvement of financial ratings,

•	achievement of balance sheet or income statement objectives,

•	total shareholder return,

•	net operating profit after tax,

•	pre-tax or after-tax income,

•	cash flow, or

•	such other objective goals established by the board.

The board or an authorized committee may determine that special one-time or extraordinary gains or losses should or should not be included in the calculation of such measures. The board believes that disclosure of further detail concerning the performance criteria may be confidential commercial or business information, the disclosure of which would adversely affect us.

Other Stock-Based Awards.  Under the 1996 Plan, the board of directors has the right to grant other awards based upon the common stock having such terms and conditions as the board may determine, including the grant of shares based upon certain conditions and the grant of securities convertible into common stock.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors and employees, officers, directors, consultants and advisors of our subsidiaries and other business ventures in which we have a controlling interest are eligible to be granted awards under the 1996 Plan. Under present law, however, incentive stock options may only be granted to our employees and employees of our subsidiaries. The maximum number of shares with respect to which awards may be granted to any participant under the 1996 Plan may not exceed 1,000,000 shares per calendar year.

Plan Benefits

As of April 2, 2007, approximately 395 employees and directors were eligible to receive awards under the 1996 Plan. This includes our five named executive officers and seven non-employee directors. The granting of awards under the 1996 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. On April 2, 2007, the last reported sale price of our common stock on the Nasdaq Global Market was $2.30.

Administration

The 1996 Plan is administered by the board of directors. The board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1996 Plan and to interpret the provisions of the 1996 Plan. Pursuant to the terms of the 1996 Plan, the board may delegate authority under the plan to one or more committees or subcommittees of the board. The board has authorized the Compensation Committee to administer certain aspects of the 1996 Plan, including the granting of options to executive officers, and has granted Mr. Burke the authority to grant options, subject to limitations set by the Compensation Committee.

Subject to any applicable limitations contained in the 1996 Plan, the board, the Compensation Committee, or any other committee to whom the board delegates authority, as the case may be, selects the recipients of awards and determines:

•	the number of shares of common stock covered by options and the dates upon which such options become exercisable,

•	the exercise price of options (which cannot be less than fair market value),

•	the duration of options (which cannot be longer than ten years), and

•	the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

The board is required to make appropriate adjustments in connection with the 1996 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 1996 Plan also contains provisions addressing the consequences of any reorganization event, which is defined as

•	any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property,

•	any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction, or

•	our liquidation or dissolution.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such award will again be available for grant under the 1996 Plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code of 1986.

Amendment or Termination

No award may be granted under the 1996 Plan after December 31, 2013, but awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the 1996 Plan, except that no award designated as subject to Section 162(m) of the Internal Revenue Code of 1986 by the board after the date of such amendment shall become exercisable, realizable or vested, to the extent such amendment was required to grant such award, unless and until such amendment shall have been approved by our stockholders.

If the 1996 Plan, as attached as Appendix A, is approved by our stockholders, it will become effective on the date of such approval and will remain in effect until terminated by the board. If stockholders do not approve the 1996 Plan, as attached, the existing 1996 Plan, without the amendments described above, will remain in effect.

Tax Withholding

Participants under the 1996 Plan are responsible for paying to us or for making arrangements satisfactory to us regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to income from the value of an award or of any stock or amounts received under an award. Participants may elect to have tax withholding obligations satisfied either by authorizing us to withhold from shares of common stock to be issued pursuant to any award a number of shares with an aggregate fair market value that would satisfy the minimum withholding amount due, or transferring to us shares of common stock owned by the participant with an aggregate fair market value that would satisfy the withholding amount due.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 1996 Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options.  A participant will not recognize income upon the grant of an incentive stock option. Also, except as described below, a participant will not recognize income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under the caption “Non-Qualified Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will recognize income upon the sale of the stock acquired under an incentive stock option if sales proceeds exceed the exercise price. The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. The difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive stock option will be taxable as ordinary income, and the excess gain, if any, will be taxable as capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss — sales proceeds are less than the exercise price — then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-Qualified Stock Options.  A participant will not recognize income upon the grant of a nonstatutory stock option. A participant will recognize compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards.  A participant will not recognize income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code of 1986 is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will recognize compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. For a participant who has made an 83(b) election, the gain or loss will be long term if the participant held the stock for more than one year after the receipt of the stock. If the participant does not make an 83(b) election, then when the stock vests the participant will recognize compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. For a participant who has not made an 83(b) election, any capital gain or loss will be long-term if the participant held the stock for more than one year after the vesting date and otherwise will be short-term.

Restricted Stock Units.  A participant will not recognize income upon the grant of a restricted stock unit award. Upon receipt of shares of common stock issued when the restricted stock units vest, the participant will recognize ordinary income in an amount equal to the fair market value of the shares. Upon the subsequent disposal of the shares received pursuant to a restricted stock unit award, the participant will recognize capital gain or loss, as the case may be, in the amount of the difference between the price received in exchange for the shares and the fair market value of the shares at the time the participant received them. The gain or loss will be long-term capital gain if more than one year has passed since the participant received the shares.

Stock Appreciation Rights, Performance Share Awards and Other Stock-Based Awards.  The tax consequences associated with any other stock-based award granted under the 1996 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us.  There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986.

The board believes that stockholder approval of the Amended and Restated 1996 Stock Option Plan is in the best interest of our company and our stockholders and therefore recommends that stockholders vote FOR this proposal.

The affirmative vote of the holders of a majority of the common stock voting on the matter, in person or by proxy, is necessary to approve the amendment and restatement of the Amended and Restated 1996 Stock Option Plan. Abstentions and broker non-votes will not be included in calculating the number of votes cast on a proposal.

Proposal Three: Approve the Further Amendment and Restatement of the Amended and Restated 1999 Outside Director Stock Option Plan

The board of directors believes that it would be in the best interests of our stockholders to amend and restate our Amended and Restated 1999 Outside Director Stock Option Plan, to among other things:

•	increase the common stock authorized under the Director Plan to 2,000,000 shares;

•	remove the 100,000 share limit on Awards other than Options;

•	reaffirm that the exercise price of options shall not be less than the fair market value per share of the common stock on the date of option grant;

•	allow for a “net exercise,” where we would withhold shares to satisfy the exercise price for an Award under the Director Plan;

•	provide that each Award authorized under the Director Plan after April 5, 2007, excluding options, counts as 1.24 shares against the Director Plan limit; and

•	disallow the repricing of options.

Our board believes that the strength of our corporate governance depends, in large part, upon our ability to attract and retain independent, qualified and active members to our board. Equity awards, which provide our independent directors with a financial stake in our success, are an important part of the incentives that we can provide to these directors. Qualified individuals expect and require public companies to provide equity incentive awards in connection with serving as directors, and may desire to receive their awards in the form of restricted stock. Accordingly, on April 5, 2007, our board amended and restated, subject to stockholder approval, the Amended and Restated 1999 Outside Director Stock Plan, which is attached as Appendix B to this proxy statement.

Description of the Amended and Restated 1999 Outside Director Stock Option Plan

The following is a brief summary of the Amended and Restated 1999 Outside Director Stock Option Plan as amended and restated by the board of directors on April 5, 2007. The following summary is qualified in its entirety by reference to the Director Plan attached as Appendix B to this proxy statement.

Number of Shares Subject to Amended and Restated 1999 Outside Director Stock Option Plan

There are currently 800,000 shares of our common stock reserved for issuance under the Director Plan. This number will be increased by 1,200,000 shares to 2,000,000 shares by the proposed amendment and restatement. The number of shares of common stock reserved for issuance under the Director Plan is subject to adjustment for stock splits, stock dividends and similar events.

Types of Awards

The Director Plan authorizes the following types of awards:

•	Non-qualified Stock Options — the grant of options that do not qualify as incentive stock options;

•	Restricted Stock Awards — direct grants or sales of common stock subject to transfer or other restrictions or conditions determined by the board of directors at the date of grant; and

•	Other Stock-Based Awards — other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of common stock or other property.

Non-Qualified Stock Options.  Directors receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options shall be granted at an exercise price equal to the fair market value of the common stock on the date of grant. The Director Plan permits the following forms of payment of the exercise price of options:

•	payment by cash, check or in connection with a “cashless exercise” through a broker,

•	payment by reduction of the number of shares to be issued,

•	surrender to us of shares of common stock, subject to specific exceptions,

•	any other lawful means that the board of directors determines is acceptable, or

•	any combination of these forms of payment.

Restricted Stock Awards.  Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient at their issue price or other stated or formula price, or to require forfeiture of such shares if issued at no cost, in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered in the future subject to such terms and conditions on the delivery of the shares as the board of directors may determine.

Other Stock-Based Awards.  Under the Director Plan, the board of directors has the right to grant other awards based upon the common stock having such terms and conditions as the board may determine, including the grant of shares based upon certain conditions and the grant of securities convertible into common stock.

Eligibility to Receive Awards

Our non-employee directors are eligible to be granted awards under the Amended 1999 Director Plan.

Plan Benefits

As of April 2, 2007, our seven non-employee directors were eligible to receive awards under the Director Plan. No other person or group is eligible to receive awards under this plan. The granting of awards under the Director Plan is discretionary and we cannot now determine the number of type of awards to be granted in the future to any particular director, except to indicate the awards issuable on an annual basis under our Non-Employee Director Compensation Plan, pursuant to which we issue to each non-employee director an option to purchase 25,000 shares and restricted stock valued at $4,500 on an annual basis. On April 2, 2007, the last reported sale price of our common stock on the Nasdaq Global Market was $2.30.

NEW PLAN BENEFITS

Amended and Restated 1999 Outside Director Stock Option Plan

Name and Position	Dollar Value($)		Number of Units

Non-Executive Director Group	$31,500	(1)	175,000(2)

(1)	Represents $4,500 of restricted stock granted annually to each non-employee director under our Non-Employee Director Compensation Plan. We are unable to determine the dollar value of the options to purchase 25,000 shares that are granted annually to each non-employee director under our Non-Employee Director Compensation Plan.

(2)	Represents options to purchase 25,000 shares that are granted annually to each non-employee director under our Non-Employee Director Compensation Plan. We are unable to determine the number of shares issuable in connection with the restricted stock awards of $4,500 since the number of shares will be $4,500 divided by the fair market value of our common stock on the day of the award.

Administration

The Director Plan is administered by the board of directors. The board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Director Plan and to interpret the provisions of the Director Plan.

Subject to any applicable limitations contained in the Director Plan, the board selects the directors that will receive the awards and determines:

•	the number of shares of common stock covered by options and the dates upon which such options become exercisable,

•	the exercise price of options (which cannot be less than fair market value),

•	the duration of options (which cannot be longer than ten years), and

•	the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

The board is required to make appropriate adjustments in connection with the Director Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such award will again be available for grant under the Director Plan.

Amendment or Termination

No award may be granted under the Director Plan after December 31, 2013, but awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the Director Plan, except that no award designated as subject to Section 162(m) of the Internal Revenue Code of 1986 by the board after the date of such amendment shall become exercisable, realizable or vested, to the extent such amendment was required to grant such award, unless and until such amendment shall have been approved by our stockholders.

If the Director Plan, as attached as Appendix B, is approved by our stockholders, it will become effective on the date of such approval and will remain in effect until terminated by the board. If stockholders do not approve the Director Plan, as attached, the existing Director Plan, without the amendments described above, will remain in effect.

Federal Income Tax Consequences

The following summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the Director Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Non-Qualified Stock Options.  A director will not recognize income upon the grant of a nonstatutory stock option. A director will recognize compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the director exercised the option less the exercise price. Upon sale of the stock, the director will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the director has held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards.  A director will not recognize income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code of 1986, is made within 30 days of the date of grant. If a timely 83(b) election is made, then a director will recognize compensation income equal to the value of the stock less the purchase price. When the stock is sold, the director will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. For a director who has made an 83(b) election, the gain or loss will be long term if the director held the stock for more than one year after receipt of the stock. If the director does not make an 83(b) election, then when the stock vests the director will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the director will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. For a director who has not made an 83(b) election, any capital gain or loss will be long-term if the director held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards.  The tax consequences associated with any other stock-based award granted under the Director Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the director under the award and the directors’ holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us.  There will be no tax consequences to us except that we will be entitled to a deduction when a director has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986.

The board believes that stockholder approval of the Amended and Restated 1999 Outside Director Stock Option Plan is in the best interest of our company and our stockholders and therefore recommends that stockholders vote FOR this proposal.

The affirmative vote of the holders of a majority of the common stock voting on the matter, in person or by proxy, is necessary to approve the amendment and restatement of the Amended and Restated 1999 Outside Director Stock Option Plan. Absentions and broker non-votes will not be included in calculating the number of votes cast on a proposal.

Other Matters

Our board of directors is not aware of any other matters that are expected to come before the meeting other than those referred to in this proxy statement. If any other matter should properly come before the meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with their best judgment.

Submission of Future Stockholder Proposals

Under the rules of the U.S. Securities and Exchange Commission (“SEC”), a stockholder who intends to present a proposal, including the nomination of a director, at our 2008 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to our Secretary at One Main Street, Cambridge, Massachusetts 02142, before December 21, 2007. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.

A stockholder may also submit a proposal to be considered at our 2008 Annual Meeting of Stockholders pursuant to our by-laws, which provide that the proposal must be received by our Secretary not less than sixty days nor more than ninety days before that meeting. This notice must include the information required by the provisions of our by-laws, a copy of which may be obtained by writing to our Secretary at the address specified above. We have not yet set a date for our 2008 Annual Meeting. If the 2008 Annual Meeting were to be held on May 16, 2008, the Friday before the anniversary of the 2007 Annual Meeting, then the deadline for delivery of a stockholder proposal pursuant to our by-laws would be March 17, 2008. If you submit a proposal in compliance with our by-laws but after December 21, 2007, then, at our discretion, we may exclude the proposal from the proxy statement for the 2008 Annual Meeting.

INFORMATION ABOUT
OUR DIRECTORS AND EXECUTIVE OFFICERS

Background Information about Directors Continuing in Office

Under our by-laws, our board of directors has the authority to fix the number of directors, and our board is divided into three classes serving for staggered three-year terms. We currently have eight directors: Two Class I directors whose terms will expire at our 2009 Annual Meeting of Stockholders, three Class II directors whose terms will expire at our upcoming 2007 Annual Meeting of Stockholders, and three Class III directors whose terms will expire at our 2008 Annual Meeting of Stockholders. Brief biographies of our Class I and Class II directors who will be continuing in office follow.

Class I Directors

John R. Held	Mr. Held has been a director since July 2002. Mr. Held formerly served as both the President and Chief Executive Officer of Chipcom, and served in a variety of management positions during his 14-year tenure at Genrad. Mr. Held is also a director of BNS Holding, Inc. Mr. Held is 68 years old.

Phyllis S. Swersky	Ms. Swersky has been a director since May 2000. Since 1995 she has been President of The Meltech Group which provides a broad range of business advisory services to CEOs and Executive Management Teams of rapidly growing businesses. Ms. Swersky has served in various executive management positions in the computer software and services industry including chief financial officer, chief operating officer and chief executive officer. Ms. Swersky also serves as a director of venture backed, non profit and public companies, including Investors Financial Services Corp., a service provider to the financial services industry. Ms. Swersky is 55 years old.

Class III Directors

Michael A. Brochu	Mr. Brochu has served as a director since November 2004. From February 2005 until December, 2006, Mr. Brochu served as the President and Chief Executive Officer of Loudeye Corp. and also served as a director of Loudeye Corp. from December 2003 until its acquisition by Nokia Inc. in October 2006. Following the acquisition, Mr. Brochu remained an employee of Nokia through December 2006. From November 1997 until our acquisition of Primus Knowledge Solutions, Inc. in November 2004, Mr. Brochu served as the President, Chief Executive Officer and Chairman of the Board of Primus. Mr. Brochu is 53 years old.

Robert D. Burke	Mr. Burke has served as Chief Executive Officer and President and as a director since December 2002. From November 2000 through November 2002, Mr. Burke served as Chief Executive Officer of Quidnunc Group Ltd., a customer solutions and services company. From June 1999 through October 2000, Mr. Burke served as President, Worldwide Services Division of ePresence, Inc., formerly Banyan Systems, Inc., an online security and identity management company. Mr. Burke is 52 years old.

Mary E. Makela	Ms. Makela has served as a director since July 2002. Since 1994, Ms. Makela has provided management consulting services to Chief Executive Officers, and various for profit and non-profit boards of directors. Ms. Makela formerly served as President of Cognos Corporation and President and Chief Executive Officer of IMC Systems. Ms. Makela is 64 years old.

Information about Executive Officers

Our executive officers are elected by our board of directors. Brief biographies of our current executive officers follow.

Robert D. Burke	Chief Executive Officer and President. You will find background information about Mr. Burke above under ‘‘Information about our Directors.”

Julie M.B. Bradley	Ms. Bradley has been Senior Vice President, Chief Financial Officer, Treasurer and Secretary since July 2005. From April 2000 to June 2005, Ms. Bradley was employed by Akamai Technologies, Inc., a service provider for accelerating content and business processes online, most recently as its Vice President of Finance. From January 1993 to April 2000, she was an accountant at Deloitte & Touche LLP. Ms. Bradley is 38 years old.

Barry E. Clark	Mr. Clark has been Senior Vice President of Worldwide Sales since February 2004. From February 2002 to February 2004, Mr. Clark was President of SchoolKidz, Inc., a packaged school supply retailer. From October 1998 to December 2001, Mr. Clark was Division President of Domino Amjet, a company that offers coding and printing solutions using ink jet and laser technologies. Mr. Clark is 50 years old.

Clifford J. Conneighton	Mr. Conneighton has been Senior Vice President of Marketing since December 2003. From December 2001 until December 2003, Mr. Conneighton was an author, as well as a consultant at Conneighton Group, LLC, a privately held management consulting firm. Mr. Conneighton was a founder of iCOMS, Inc., an independent e-commerce service provider. He served as its Chief Executive Officer from January 1997 to December 1999 and from January 2001 to December 2001, and as its Chief Marketing Officer from January 2000 to December 2000. Mr. Conneighton is 57 years old.

John Federman	Mr. Federman has been Senior Vice President and General Manager, eStara since October 2006. From November 2005 to October 2006, Mr. Federman was Chief Executive Officer of eStara, Inc., a provider of proactive conversion solutions for enhancing online sales and support initiatives which we acquired in October 2006. From April 2003 to July 2005, Mr. Federman was co-founder, President and Chief Executive Officer of Dotomi, Inc., a leading marketing services and technology company. From September 2000 to December 2002, Mr. Federman was President and Chief Executive Officer of Newmediary, Inc., a private label online directory network, which was sold to CNet Networks in 2002. Mr. Federman is 42 years old.

Louis R. Frio Jr.	Mr. Frio has been Senior Vice President of Services since July 2006. From June 2004 to June 2006, Mr. Frio was Managing Partner at Unisys Corporation where he oversaw the integration of the security and identity access management division of ePresence, Inc. (formerly Banyan Systems, Inc.) following its acquisition by Unisys in 2004. From 1994 to 2004, Mr. Frio served in a variety of positions at ePresence, including Vice President, Consulting — North America; Vice President, Managed Services; and Director, Worldwide Support Services. Mr. Frio is 44 years old.

Patricia O’Neill	Ms. O’Neill has been Senior Vice President Human Resources since January 2004. From May 2000 to January 2004, Ms. O’Neill served as our Vice President Human Resources. From April 1995 to February 2000, Ms. O’Neill was the Vice President Human Resources of The Shareholder’s Services Group, a division of First Data Corporation. Ms. O’Neill is 58 years old.

Kenneth Z. Volpe	Mr. Volpe has been Senior Vice President, Products and Technology since September 2004. From November 2003 to September 2004, Mr. Volpe served as our Vice President and General Manger, Platform Products. From June 1999 to November 2003, he served as our Vice President, Product Management, and from September 1998 to June 1999, he served as our Director, Product Management. Mr. Volpe is 41 years old.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Art Technology Group, Inc. is managed for the long-term benefit of our stockholders. During the past few years, we have continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission and the new listing standards of The NASDAQ Stock Market. For example, in December 2004 our board of directors engaged independent corporate governance experts to evaluate our corporate governance structure, policies and procedures, and during 2005 we implemented some of the suggestions made by these studies.

Board and Committee Meetings

The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The board’s primary responsibility is to oversee our management and, in so doing, serve the best interests of the company and our stockholders. The board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of our activities through regular written reports and presentations at board and committee meetings.

Our board met in person or via teleconference eleven times in 2006. During 2006, each director attended at least 75 percent of the total number of meetings held by the board and the committees of the board on which he or she served at the time of such meeting. The board has established three standing committees — Audit, Compensation, and Nominating and Governance — each of which operates under a charter that has been approved by the board. Current copies of each committee’s charter are posted on the “Investors — Corporate Governance — Committee Charters” section of our website, www.atg.com.

The board has determined that all of the members of the board’s Audit Committee, Compensation Committee and Nominating and Governance Committee meet the independence requirements of The NASDAQ Stock Market for membership on the committees on which he or she serves.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, evaluating, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, which includes the receipt and consideration of certain reports from our independent registered public accounting firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal controls over financial reporting and disclosure controls and procedures;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included in this proxy statement under the heading “Audit Committee Report”).

The Audit Committee met in person or via teleconference ten times during 2006. The current Audit Committee members are Mr. Elsbree, Ms. Makela and Mr. Regis, with Mr. Elsbree serving as the Chair of the committee. The board of directors has determined that Messrs. Elsbree and Regis are each an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving general compensation strategy and policy as well as corporate goals and objectives relevant to chief executive officer compensation;

•	making recommendations to the board with respect to the chief executive officer’s compensation;

•	reviewing and approving the compensation of our other executive officers;

•	overseeing and administering our stock option, stock incentive, employee stock purchase and other equity-based plans as well as periodically reviewing all cash and equity incentive plans;

•	creating succession and development plans for executives;

•	reviewing and making recommendations to the board with respect to director compensation; and

•	preparing the compensation committee report required by SEC rules (which is included in this proxy statement under the heading “Compensation Committee Report”).

The Compensation Committee met nine times during 2006. The current members of the Compensation Committee are Mr. Held, Ms. Makela and Ms. Swersky, with Ms. Makela serving as the Chair of the committee.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of the board of directors;

•	recommending to the board the persons to be nominated for election as directors;

•	recommending directors for each committee of the board;

•	developing and recommending to the board corporate governance principles; and

•	overseeing the evaluation of the board and its committees.

The Nominating and Governance Committee met four times during 2006. The Nominating and Governance Committee’s current members are Mr. Held, Ms. Lang and Ms. Swersky, with Ms. Swersky serving as the Chair of the committee.

Director Candidates

The process that the Nominating and Governance Committee follows to identify and evaluate director candidates includes requests to members of the board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Governance Committee and the board. In addition, the Nominating and Governance Committee is authorized to retain, and has from time to time retained, the services of a search firm to help identify and evaluate potential director candidates.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating and Governance Committee will apply the written criteria established by the board. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Governance Committee, c/o Secretary, Art Technology Group, Inc., One Main Street, Cambridge,

Massachusetts 02142. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Stockholder Communications and Annual Meeting Attendance

The board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice, the Chairperson of the Nominating and Governance Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors as she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairperson of the Nominating and Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs or personal grievances, or matters as to which we have received repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to Chairperson of the Nominating and Governance Committee, c/o Secretary, Art Technology Group, Inc., One Main Street, Cambridge, Massachusetts 02142.

Of the eight directors who were members of the board of directors at the time of our annual meeting of shareholders for 2006, eight attended the annual meeting. To the extent reasonably practicable, directors are expected to attend our annual meeting of stockholders.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller. Our Code of Business Conduct and Ethics is posted on the “Investors — Corporate Governance — Conduct” section of our website, www.atg.com, and a copy is available without charge upon request to Secretary, Art Technology Group, Inc., One Main Street, Cambridge, Massachusetts 02142.

We will post information about any amendments to, or waivers from, the Code of Business Conduct and Ethics on the “Investors — Corporate Governance — Conduct” section of our website, www.atg.com.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2006 about the securities authorized for issuance under our equity compensation plans, consisting of our Amended and Restated 1996 Stock Option Plan, our Amended and Restated 1999 Outside Director Stock Option Plan, our 1999 Employee Stock Purchase Plan, our Primus 1999 Non-Officer Stock Option Plan and our Primus 1999 Stock Incentive Compensation Plan.

	(a)	(b)	(c)
	Number of shares		Number of shares
	to be issued upon		remaining available for
	exercise of	Weighted-average	future issuance under
	outstanding	exercise price of	equity compensation plans
	options, warrants	outstanding options,	(excluding shares
Plan category	and rights	warrants and rights	reflected in column (a))

Equity compensation plans approved by stockholders(1)	14,865,925	$2.60	9,685,439	(3)
Equity compensation plans not approved by stockholders(2)	362,679	$0.68	—

Total	15,228,604	$2.55	9,685,439

(1)	Includes the Primus 1999 Stock Incentive Plan, which was assumed as part of our acquisition of Primus Knowledge Solutions, Inc. and was approved by Primus stockholders. Under this plan, there are currently outstanding options to purchase 3,639, 850 shares of our common stock at a weighted average exercise price of $1.43. In addition, there are 2,022,914 shares remaining available for future issuance under this plan.

(2)	Consists of the Primus 1999 Non-Officer Stock Option Plan, which was assumed as part of our acquisition of Primus Knowledge Solutions, Inc. and was not approved by Primus stockholders.

(3)	Includes 1,280,357 shares of common stock reserved for future issuance under our 1999 Employee Stock Purchase Plan.

Audit Committee Report

The Audit Committee reviewed the audited financial statements for the year ended, and as of, December 31, 2006 and discussed these financial statements with management. This report is made by the members of the Audit Committee during the time of this review of the audited financial statements. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61, Communication with Audit Committees, or SAS 61, with Ernst & Young LLP, our independent registered public accounting firm for 2006. SAS 61 requires Ernst & Young to discuss with our Audit Committee, among other things, the following:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements, of which there were none, with management about financial accounting and reporting matters and audit procedures.

Ernst & Young also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. This Standard requires auditors annually to disclose in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with Ernst & Young the independence of Ernst & Young from the company, and considered whether Ernst & Young’s provision of other, non-audit related services, which are described below under “Independent Registered Public Accounting Firm’s Fees,” is compatible with maintaining such independence.

Based on its discussions with management and Ernst & Young, and its review of the representations and information provided by management and Ernst & Young, the Audit Committee recommended to the board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2006.

Audit Committee

David B. Elsbree, Chair
Mary E. Makela
Daniel C. Regis

Principal Accountant Fees and Services

Our audit committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2007. Ernst & Young has served as our independent registered public accounting firm since 2002. We expect that representatives of Ernst & Young will be present at the meeting to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the aggregate fees billed for services rendered by Ernst & Young LLP, our independent registered public accounting firm, for each of the last two fiscal years ended December 31, 2006 and 2005:

	Fees
Fee Category	Fiscal 2006	Fiscal 2005

Audit fees	$1,118,600	$842,400
Audit-related fees	140,700	5,500
Tax fees	66,000	145,100
All other fees	—	—

Total fees	$1,325,300	$993,000

Audit fees.  Audit fees relate to professional services rendered in connection with the audit of our consolidated financial statements, the audit of management’s assessment of our internal control over financial reporting and Ernst & Young’s audit of the effectiveness of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, international statutory audits, regulatory filings, including several registration statements, and accounting consultations that relate to the audited financial statements and are necessary to comply with United States generally accepted accounting principles.

Audit-related fees.  Audit-related fees are for assurance and related services and are primarily related to due diligence in connection with our acquisition of eStara, Inc.

Tax fees.  Tax fees are for professional services related to tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation and review of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for $57,600 of the total tax fees paid for in 2006 and $46,500 of the total tax fees paid for in 2005. Tax advice and tax planning services relate to transfer pricing studies and miscellaneous items.

All other fees.  Ernst & Young did not provide any products or services to us other than the services described above in fiscal years ended December 31, 2006 and 2005.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next

12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

COMPENSATION OF OUR EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

Compensation Discussion and Analysis

This compensation discussion and analysis describes the material elements of compensation awarded to each of our executive officers who served as named executive officers during 2006. This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes and narrative primarily for 2006, but we also describe compensation actions taken during 2007 to the extent it enhances the understanding of our executive compensation disclosure for 2006.

Overview

The board’s Compensation Committee seeks to achieve the following goals with our executive compensation programs: to attract, motivate and retain key executives and to reward executives for value creation. By responding to the market pressures in the software industry and rewarding executive performance, the Compensation Committee seeks to foster a performance-oriented environment that is attractive to top executive talent by tying a significant portion of each executive’s cash and equity compensation to the achievement of our performance targets.

Our executive compensation program has three elements: base salary, cash incentive compensation and equity incentive awards. Cash incentive compensation for 2006 was awarded under the 2006 Executive Management Compensation Plan, which was adopted on February 10, 2006 (the “Compensation Plan”). As of December 31, 2006, equity incentives have been awarded to our executives in the form of stock option awards which are granted under our Amended and Restated 1996 Stock Option Plan. However, beginning in 2007, we will begin awarding restricted stock units to executives, which are also granted under our 1996 Stock Plan.

We decide upon the mix of compensation through committee discussion and individual executive performance reviews. For instance, the Chief Executive Officer gets a “360 review” which for 2006 focused on his development of our management team, interactions with key customers and his ability to expand market coverage. Such reviews are important in figuring out what forms of compensation will best help the executives reach the goals we set for their performance for the year.

Target Total Cash Compensation

Target total cash compensation for each executive is primarily established based on peer group data. In 2006, the Compensation Committee engaged Towers Perrin for advice in determining which companies to include in a peer group and also in the compilation of compensation data for the peer group companies. The committee also relied on competitive reviews and surveys of executive, as well as director, compensation done by other third party firms. The Compensation Committee has included companies in the peer group that the committee believes are our competitors for executive talent. This peer group includes companies comparable in terms of revenue and employees.

Base Salary and Incentive Compensation

Total cash compensation is divided into two components; base salary and cash incentive compensation.

The Compensation Committee sets, or, in the case of our Chief Executive Officer, recommends to the board, base salary levels for executive officers each year based on a number of factors, including the status of the competitive marketplace for such positions, including a comparison of base salaries for comparable positions at comparable companies within the enterprise software industry, the scope and responsibilities associated with the position, and the previous experience and knowledge of the individual. The Compensation Committee has attempted to fix base salaries on a basis generally in line with base salary levels for comparable companies. But the committee retains discretion to respond to market pressures affecting retention with small but meaningful compensation bursts and long term incentive grants. Base salary comparisons are based in part on information provided by third-party consultants to the Compensation Committee.

On February 10, 2006, the Compensation Committee recommended, and our board of directors adopted, the 2006 Executive Management Compensation Plan for our executive officers for fiscal year 2006. The Compensation Plan established criteria for awarding annual cash incentive compensation for fiscal year 2006 to ATG’s executive officers based on a percentage of each officer’s base salary. Target annual cash incentive compensation ranged from approximately 28% to 48% of targeted total cash compensation (39% to 91% of base salary) for the executive officers. Under the Compensation Plan, we were required to achieve greater than fifty percent of our operating profit goal for 2006 before executive officers became eligible to receive any portion of the annual cash incentive compensation. Both our Senior Vice President of Worldwide Sales and our Senior Vice President of Services, however, were eligible to receive quarterly cash incentive compensation based on metrics set forth in the Compensation Plan, irrespective of our operating profit goal. A portion of each executive’s annual cash incentive compensation payout was based on the operating profit and a portion was based on up to four other components (including revenue, profit, investor satisfaction, cash management, bookings, department initiatives, employee satisfaction and management based objectives, or MBOs). These components were weighted differently for each executive and tied directly to the areas over which the executive has functional responsibility. For instance, our chief executive officer had targets in four discrete areas (35% for ATG Worldwide Product and Service Revenue, 10% for ATG Worldwide Hosting Revenue, 35% for ATG Operating Profit and 20% for MBOs) with a particular focus on the MBOs that can change from year to year depending on the needs of the company. The MBOs that we established were specific for each executive in light of their responsibilities. If these goals were exceeded, our executive officers would have been eligible to receive cash incentive compensation in excess of the target payouts.

However, the final payout amount to the executive officers, except our Chief Executive Officer, must be approved by the Compensation Committee, including any payout of any amounts over one hundred percent of target and partial payments when targets are partially achieved. The final payout to our Chief Executive Officer was recommended to the board and approved by the board. The Compensation Plan’s incentive compensation levels for 2006 were established by the Compensation Committee at levels that would make potential cash incentive compensation a significant portion of the total compensation package, if the cash incentive compensation goals were achieved. The cash incentive compensation component acts as a substantial performance incentive and retention tool and remains at the full discretion of the committee.

For fiscal 2006, cash incentive compensation was paid to each of our executive officers that were employed by ATG at the end of fiscal 2006. The cash incentive compensation was paid to the executive officers in February 2007. The cash incentive compensation payments were based on our financial performance and the executives’ performances during fiscal 2006. Our named executive officers, excluding our Chief Executive Officer, earned an aggregate of $440,300 in cash incentive compensation under the Compensation Plan, as set forth in the “Summary Compensation Table” on page 31. Our Chief Executive officer earned an aggregate of $176,400 in cash incentive compensation for fiscal 2006.

Equity Incentive Awards

Our executive officers are eligible to receive stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards granted under our Amended and Restated 1996 Stock Option Plan. The Compensation Committee reviews and recommends incentive awards for the Chief Executive Officer and the other executive officers. The recommended awards are then submitted to the board for approval. The Compensation Committee and board meetings generally occur in February of each year. Newly hired executive officers may receive sign-on grants at their hire dates, if approved by the Compensation Committee. In addition, the Compensation Committee may, in its discretion, issue additional equity incentive awards to executive officers if the committee determines the awards are necessary for retention.

The Equity Incentive Program assists us to enhance the link between the creation of stockholder value and long-term executive incentive compensation; provides an opportunity for increased equity ownership by executives; and maintains competitive levels of total compensation. The number of equity awards granted to each participant is determined primarily based on median award values for executives in the compensation peer group determined by the Compensation Committee as discussed above in “Target Total Cash Compensation.” Options are awarded at the NASDAQ Global Market closing price of our common stock on the date of the grant.

In 2006 the board of directors awarded stock options to each of our executive officers in the amounts described below in the table entitled “Grants of Plan-Based Awards for 2006” on page 32. Each of the options awarded in 2006 has an exercise price equal to the last reported sale price of the common stock as reported on the NASDAQ Global Market on the date of grant. The vesting of these shares occurs over a four year period.

Looking forward, we are committed to exploring the most effective way to utilize equity incentive compensation and expect that performance metrics will be used in conjunction with standard time-vesting. In fiscal 2007, we will begin to reward executives with performance-based restricted stock units which will vest annually at twenty-five percent as long as a fifty percent threshold of the yearly adjusted operating profit goal is met. These restricted stock units will become fully vested if we reach a very aggressive revenue goal. We also expect to issue standard time-based vesting restricted stock units which will not include this acceleration feature.

Other Compensation

The amounts shown in the Summary Compensation Table under the heading “Other Compensation” represent the value of other compensation received, including perquisites or other personal benefits or property. Our Chief Executive Officer and our executive officers did not receive any such benefits in 2006.

Pension Benefits

We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers are eligible to participate in our 401(k) contributory defined contribution plan. In any plan year, we will contribute to each participant a matching contribution equal to 50% of the first 6% of the participant’s compensation that has been contributed to the plan, up to the maximum matching contribution permitted under the Internal Revenue Regulations. All our executive officers participated in our 401(k) plan during fiscal 2006 and received matching contributions. We do not provide any nonqualified defined contribution or other deferred compensation plans.

Health Benefits

We believe that it is better to support executives and employees in preventative measures rather than to provide only for coverage for diagnosis and treatment of illness. We pursue this goal through a number of methods, such as reimbursements for physicals, fitness rooms/subsidy on health club memberships and monthly wellness programs. We enjoy a very high enrollment in our medical plan and have managed to keep the increase in premiums below two percent. We believe that one of the healthiest ways to grow and retain valuable executives is to properly maintain their health.

Chief Executive Officer Compensation

The Compensation Committee selects from the same factors in determining the compensation of the Chief Executive Officer as it does for the other participants in the Compensation Plan. The Chief Executive Officer’s base salary for Fiscal 2006 was $350,000. The Chief Executive Officer received a cash incentive payment for fiscal 2006 under the Compensation Plan totaling $176,400.

Summary Compensation Table for 2006

The following table provides information with respect to the annual and long-term compensation earned during the year ended December 31, 2006 by the following persons, who are referred to as our named executive officers:

•	Robert D. Burke, our Chief Executive Officer;

•	Julie M.B. Bradley, our Chief Financial Officer; and

•	Kenneth Z. Volpe, Barry E. Clark and Clifford J. Conneighton, our three other most highly compensated executive officers as of December 31, 2006.

				Non-Equity
				Incentive Plan	All Other
			Option Awards	Compensation	Compensation	Total
Name and Principal Position	Year	Salary($)	($)(1)	($)(2)	($)	($)

Robert D. Burke President and Chief Executive Officer	2006	$350,000	$467,732	$176,400	—	$994,132
Julie M.B. Bradley Senior Vice President, Chief Financial Officer, Treasurer and Secretary	2006	230,000	92,948	93,600	—	416,548
Kenneth Z. Volpe Senior Vice President of Products and Technology	2006	236,923	146,995	94,400	—	478,318
Barry E. Clark Senior Vice President of Worldwide Sales	2006	220,000	133,623	163,000	—	516,623
Clifford J. Conneighton Senior Vice President of Marketing	2006	240,000	163,691	89,300	—	492,991

(1)	Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment.” See Notes 1(m) and 6 of the consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards. Key assumptions include: risk-free rate of return, expected life of the option, expected stock price volatility and expected dividend yield. The specific assumptions used in the valuation of these options is summarized in the table below:

Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Expected Dividend Yield

02/28/2006	4.55%	6.25 Years	114%	0.00%
07/18/2005	3.93%	4 Years	93.5%	0.00%
01/27/2005	3.62%	4 Years	93.5%	0.00%
01/25/2005	3.62%	4 Years	93.5%	0.00%
08/30/2004	3.27%	4 Years	97%	0.00%
02/19/2004	2.59%	4 Years	110%	0.00%
01/30/2004	2.59%	4 Years	110%	0.00%
12/02/2003	3.24%	4 Years	110%	0.00%
04/21/2003	2.57%	4 Years	117%	0.00%
03/03/2003	2.91%	4 Years	125%	0.00%
01/02/2003	2.91%	4 Years	125%	0.00%
12/05/2002	3.01%	4 Years	125%	0.00%
08/29/2002	3.36%	4 Years	125%	0.00%
01/08/2002	4.46%	4 Years	125%	0.00%

(2)	Represents payments made under our 2006 Executive Management Compensation Plan.

Grants of Plan-Based Awards for 2006

The following table provides information about stock options and non-equity incentive awards granted to our named executive officers during the year ended December 31, 2006.

		Estimated Possible	All Other Option		Grant Date
		Payouts Under	Awards: Number	Exercise or Base	Fair Value
		Non-Equity	of Securities	Price of	of Stock
		Incentive Awards	Underlying	Option Awards	and Option
Name	Grant Date	Target ($)(1)	Options (#)	($/Sh)	Awards(2)

Robert D. Burke	February 10, 2006	$200,000	—	—	—
	February 28, 2006	—	200,000	$2.93	$507,640
Julie M.B. Bradley	February 10, 2006	100,000	—	—	—
	February 28, 2006	—	85,000	2.93	215,747
Barry E. Clark	February 10, 2006	200,000	—	—	—
	February 28, 2006	—	90,000	2.93	228,438
Clifford J. Conneighton	February 10, 2006	100,000	—	—	—
	February 28, 2006	—	90,000	2.93	228,438
Kenneth Z. Volpe	February 10, 2006	100,000	—	—	—
	February 28, 2006	—	130,000	2.93	329,966

(1)	Represents the target payouts for fiscal 2006 for our 2006 Executive Management Compensation Plan. There are no threshold or maximum payouts under the plan.

(2)	Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment.” See Notes 1(m) and 6 of the consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards. Key assumptions include: risk-free rate of return, expected life of the option, expected stock price volatility and expected dividend yield. The specific assumptions used in the valuation of these options is summarized in the table below:

				Expected
Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Dividend Yield

02/28/2006	4.55%	6.25	114%	0.00%

All of the stock options in the above table vest in sixteen equal quarterly installments beginning on the three-month anniversary of the date of grant. Each stock option has an exercise price per share equal to the fair market value per share of the common stock on the date of grant.

Employment Contracts, Termination of Employment and Change of Control Arrangements

On November 8, 2004 we entered into an amended and restated employment agreement with Robert D. Burke, our President and Chief Executive Officer. The amended and restated agreement amends our prior letter agreement with Mr. Burke, dated December 4, 2002 and amended on March 28, 2003, and provides for severance benefits in the event his employment is terminated under specified circumstances. This agreement provides that if we terminate his employment without cause or if he resigns for good reason, we will pay him any annual cash incentive compensation earned for our most recently completed fiscal year and not yet paid, and will continue to pay his base salary and all employee benefits for the 12-month period following his termination. Among other events that constitute good reason for Mr. Burke’s resignation is a change in control that results in our no longer having a publicly traded class of securities or our no longer being subject to reporting requirements under the Securities Exchange Act of 1934. The agreement also provides that upon a change in control of our company, all of Mr. Burke’s outstanding stock options and shares of restricted stock will vest in full. In addition, upon a change in control of our company, we will pay Mr. Burke the amount, if any, necessary to compensate him for any excise taxes that he may owe under Section 4999 of the Internal Revenue Code as a result of payments we make to him in connection with the change in control.

On July 6, 2005, Julie M.B. Bradley accepted our offer letter to become our Chief Financial Officer. The offer letter provides that Ms. Bradley will receive an annual salary of $230,000 and be eligible for potential on target annual cash incentive compensation of $80,000 annually. Upon a change of control, 50% of Ms. Bradley’s unvested options will become vested. Furthermore, if Ms. Bradley’s position is terminated without cause or significantly reduced in scope within 12 months of such change of control, she will be eligible to continue to receive her base salary for six months. In 2006, Ms. Bradley’s annual cash incentive compensation plan was amended so that she would be eligible for potential on target annual cash incentive compensation of $100,000.

In addition to the agreements described above with Mr. Burke and Ms. Bradley, we have entered into change of control agreements with each of our other executive officers. Upon a change in control, half of the executive officer’s unvested stock options and restricted stock awards, will immediately become exercisable in full. In the event that the executive officer’s employment is terminated without cause or for good reason within twelve months following the change in control, the executive officer is entitled to continued salary and benefits for six months.

Had a change in control occurred on December 31, 2006 and had their employment been terminated on December 31, 2006, the named executive officers would have been eligible to receive the payments set forth in the table below.

Payments Resulting from a Change in Control

	Salary &
	Incentive					Other
	Compensation				Outplacement	Compensation
Name	($)		Stock ($)	Benefits ($)	Services ($)	($)	Total ($)

Robert D. Burke	$526,400	(1)	$217,407	$14,880	$15,000	$— (3)	$773,687
Julie M.B. Bradley	115,000	(2)	103,125	7,440	15,000	—	240,565
Kenneth Z. Volpe	120,000	(2)	82,330	7,440	15,000	—	224,770
Barry E. Clark	110,000	(2)	63,094	7,440	15,000	—	195,534
Clifford J. Conneighton	120,000	(2)	61,719	7,440	15,000	—	204,159

(1)	Consists of Mr. Burke’s annual base salary in the amount of $350,000 and annual cash incentive compensation in the amount of $176,400 which had been earned for fiscal year 2006.

(2)	Consists of six (6) months of the named executive officer’s annual base salary.

(3)	Upon a change of control, we are required to pay Mr. Burke the amount, if any, necessary to compensate Mr. Burke for any excise taxes that he may owe under Section 4999 of the Internal Revenue Code as a result of payments made to him in connection with the change in control. Based on our estimates of the total compensation payable to Mr. Burke in the event a change of control had occurred on December 31, 2006, no excise taxes would be owed.

Outstanding Equity Awards at Fiscal Year-End for 2006

The following table provides information about stock options held by our named executive officers at December 31, 2006.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option Exercise
	Options (#)	Options (#)	Price	Option Expiration
Name	Exercisable	Unexercisable	($)	Date

Robert D. Burke	37,500	162,500	$2.93	02/28/2016	(1)
	110,312	154,688	1.27	01/27/2015	(1)
	154,687	70,313	1.57	01/30/2014	(1)
	400,000	—	1.29	01/02/2013	(2)
	500,000	—	1.44	12/05/2012	(2)
Julie M.B. Bradley	15,937	69,063	2.93	02/28/2016	(1)
	78,125	171,875	1.13	07/18/2015	(3)

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option Exercise
	Options (#)	Options (#)	Price	Option Expiration
Name	Exercisable	Unexercisable	($)	Date

Barry E. Clark	16,875	73,125	2.93	02/28/2016	(1)
	43,750	56,250	1.26	01/25/2015	(1)
	165,000	75,000	1.45	02/19/2014	(3)
Clifford J. Conneighton	16,875	73,125	2.93	02/28/2016	(1)
	43,750	56,250	1.26	01/25/2015	(1)
	55,000	25,000	1.57	01/30/2014	(1)
	165,000	55,000	1.74	12/02/2013	(3)
Kenneth Z. Volpe	24,375	105,625	2.93	02/28/2016	(1)
	43,750	56,250	1.26	01/25/2015	(1)
	70,312	54,688	0.96	08/30/2014	(1)
	34,375	15,625	1.57	01/30/2014	(1)
	22,500	7,500	1.63	11/13/2013	(1)
	61,250	8,750	0.91	04/21/2013	(1)
	13,333	—	0.99	03/03/2013	(2)
	10,000	—	0.96	08/29/2012	(2)
	4,000	—	3.90	01/08/2012	(2)
	15,000	—	2.13	08/03/2011	(2)
	2,000	—	9.31	05/02/2011	(2)
	8,266	—	4.78	04/09/2011	(2)
	10,000	—	78.00	10/18/2010	(2)
	30,000	—	19.03	10/01/2009	(2)
	2,000	—	5.00	07/19/2009	(2)
	44,200	—	0.25	10/21/2008	(2)

(1)	This stock option vests in sixteen equal quarterly installments beginning on the three-month anniversary of the date of grant.

(2)	This stock option is fully vested.

(3)	25% of the shares subject to this stock option vest one year after the grant date, and the remaining shares vest in twelve equal quarterly installments thereafter.

Stock Option Exercises and Stock Vested for 2006

The following table provides information about stock option exercises by our named executive officers during the year ended December 31, 2006.

Option Awards
	Number of Shares Acquired	Value Realized on Exercise
Name	on Exercise (#)	($)

Robert D. Burke	10,000	$20,000
Julie M.B. Bradley	—	—
Barry E. Clark	—	—
Clifford J. Conneighton	—	—
Kenneth Z. Volpe	—	—

Director Compensation

Our board of directors adopted our non-employee director compensation plan on July 19, 2005 and amended the plan on April 4, 2006. The purpose of the plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate our outside directors by providing them with compensation and equity ownership that is intended to better align their interests with those of the company’s stockholders. Only non-employee directors are eligible for awards under this plan. Under the plan, in fiscal 2006 we compensated our non-employee directors as follows:

•	We paid an annual retainer of $10,000 to each of our non-employee directors.

•	To compensate the chairman of the board and committee chairpersons for the additional work imposed by these roles, we provided an additional annual retainer of $7,500 to the chairman of the board and each non-employee committee chairperson.

•	We made additional payments to each non-employee director for attending meetings of the board of directors and committees of the board as follows: $1,500 for each in-person meeting of the board, $1,000 for each in person meeting of a committee of the board and $500 for each teleconference meeting of the board or a committee of the board.

•	On the date of our 2006 Annual Meeting of Stockholders, we granted to each of our continuing non-employee directors under our 1999 Director Stock Option Plan a stock option to purchase 25,000 shares of common stock at an exercise price equal to the fair market value of our common stock on May 23, 2006, the date of our 2006 Annual Meeting. These stock options vest quarterly over two years, unless there is a change of control of ATG (as defined in our General Change in Control Policy for Employees), in which case the vesting of these stock options would accelerate such that the stock options would vest in full.

•	On the date of our 2006 Annual Meeting of Stockholders, we granted to each of our continuing non-employee directors under our 1999 Director Stock Option Plan 2,018 shares of restricted ATG common stock. The number of shares was determined by dividing $4,500 by the fair market value of a share of our common stock on May 23, 2006, the date of our 2006 Annual Meeting. These restricted stock grants vest quarterly over one year.

We stress some of the same areas of importance with director compensation as with executive compensation, including the desire to attract top talent and retain that talent with competitive and fair compensation within our peer group. We also reimburse directors living outside of the greater Boston area for travel and living expenses for attending regular board meetings and committee meetings.

The following table summarizes the compensation earned by our non-employee directors during the year ended December 31, 2006.

					Change in
					Pension Value
					and
					Nonqualified
	Fees Earned	Stock	Option	Non-Equity	Deferred	All Other
	or Paid in	Awards	Awards	Incentive Plan	Compensation	Compensation	Total
Name	Cash ($)(1)	($)(2)	($)(3)	Compensation	Earnings	($)	($)

Michael A. Brochu	$22,500	$3,876	$23,478	—	—	—	$49,854
David B. Elsbree	40,000	3,876	23,478	—	—	—	67,354
John R. Held	33,500	3,876	23,478	—	—	—	60,854
Ilene H. Lang	24,000	3,876	23,478	—	—	—	51,354
Mary E. Makela	48,000	3,876	23,478	—	—	—	75,354
Daniel C. Regis	40,000	3,876	23,478	—	—	—	67,354
Phyllis S. Swersky	41,000	3,876	23,478	—	—	—	68,354

(1)	Includes $10,000 annual retainer and fees earned in 2006 resulting from attendance at board or committee meetings. Also includes an additional annual retainer of $7,500 to each of Messrs. Regis and Elsbree and Mses. Makela and Swersky for service as chairperson of the board or a committee of the board.

(2)	Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment.” Represents the amortized portion of the grant date fair market value, based on the closing price on the grant date, of restricted stock awards made to the directors in 2005 and 2006 to the extent they vested in 2006.

(3)	Represents stock options to purchase 25,000 shares of our common stock at an exercise price of $2.23. Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment.” See Notes 1(m) and 6 of the consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying the valuation of equity awards. Key assumptions include: risk-free rate of return, expected life of the option, expected stock price volatility and expected dividend yield. The specific assumptions used in the valuation of these options is summarized in the table below:

Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Expected Dividend Yield

05/23/2006	4.94%	6.25	115%	0.00%
08/25/2005	3.93%	4	93.5%	0.00%

As of December 31, 2006, the aggregate number of shares of our common stock issuable upon the exercise of stock options held by each director named in the table above is as follows: Mr. Brochu, 992,370; Mr. Elsbree, 75,000; Mr. Held, 125,000; Ms. Lang, 100,000; Ms. Makela, 125,000; Mr. Regis, 142,835; and Ms. Swersky, 145,000.

Compensation Committee Report

The Compensation Committee reviewed the “Compensation Discussion and Analysis” section of this proxy statement and discussed the section with management. Based on this review and discussions with management, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis section be included in this proxy statement.

Compensation Committee

Mary E. Makela, Chair
John R. Held
Phyllis S. Swersky

Compensation Committee Interlocks and Insider Participation

John R. Held, Mary E. Makela and Phyllis S. Swersky served on the Compensation Committee during 2006. None of these directors was, during or before 2006, an officer or employee of our company or of any of our affiliates. None of our executive officers serves as a director or member of the compensation committee, or other committee serving an equivalent function, of any other organization that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

INFORMATION ABOUT STOCK OWNERSHIP

The following table provides information as of April 2, 2007 with respect to the beneficial ownership of our common stock by:

•	each person known by us to own beneficially more than five percent of our outstanding shares of common stock,

•	each of our directors and executive officers,

•	each of our named executive officers for 2006, and

•	all current directors and executive officers as a group.

	Shares Beneficially Owned
		Right to
Name	Outstanding	Acquire	Total	Percent
	(7)	(8)

FMR Corp.(1)	10,106,026	—	10,106,026	7.91%
Diker Management, LLC(2)	7,093,432	—	7,093,432	5.55%
Robert D. Burke	80,010	1,289,999	1,370,009	1.07%
Michael A. Brochu	14,443	979,870	994,313	*
Kenneth Z. Volpe	3,774	458,486	462,260	*
John Federman(3)	366,537	—	366,537	*
Clifford J. Conneighton	—	328,125	328,125	*
Patricia O’Neill	6,380	305,417	311,797	*
Ilene H. Lang(4)	202,401	87,500	289,901	*
Barry E. Clark	—	279,375	279,375	*
Phyllis S. Swersky	98,451	132,500	230,951	*
John R. Held	96,251	112,500	208,751	*
David B. Elsbree(5)	105,659	62,500	168,159	*
Daniel C. Regis(6)	26,911	130,335	157,246	*
Mary E. Makela	36,251	112,500	148,751	*
Julie M.B. Bradley	—	135,937	135,937	*
Louis R. Frio Jr.	845	—	845	*
All current directors and executive officers as a group (15 persons)	1,037,913	4,415,044	5,452,957	4.27%

*	Less than one percent.

(1)	The number of shares beneficially held by FMR Corp. is based solely on information in a Schedule 13G/A filed on February 14, 2007 by FMR Corp. FMR Corp. reported sole power to dispose or direct the disposition of 10,106,026 shares The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)	The number of shares beneficially held by Diker Management, LLC is based solely on information in a Schedule 13G filed on February 12, 2007 by Diker GP, LLC, Diker Management, LLC, Charles M. Diker and Mark N. Diker. Diker GP, LLC reported shared voting power for 6,661,338 shares and Diker Management, LLC, Charles M. Diker and Mark N. Diker reported shared voting power for 7,093,432 of shares. The address for each of these parties is 745 Fifth Avenue, Suite 1409, New York, New York 10151.

(3)	Includes 63,329 shares being held in escrow related to our acquisition of eStara, Inc. in October 2006.

(4)	Includes 118,150 shares held directly by Ms. Lang’s husband, and an additional 40,000 shares held in a profit sharing plan in which Ms. Lang’s husband has an indirect and indeterminate beneficial interest.

(5)	Includes 2,000 shares held directly by Mr. Elsbree’s wife.

(6)	Includes 20,000 shares that are held directly by the Regis Family Limited Partnership.

(7)	Shares included in the “Outstanding” column include shares of restricted stock that have not yet vested.

(8)	Shares included in the “Right to Acquire” column consist of shares that may be purchased through the exercise of options that vest within 60 days of April 2, 2007.

OTHER MATTERS

Related Party Transactions

On October 2, 2006, we acquired eStara, Inc. for total consideration consisting of 14,915,567 shares of our common stock and approximately $3.8 million in cash paid to eStara’s stockholders. As the former Chief Executive Officer and a former stockholder of eStara, John Federman, who is now Senior Vice President of ATG, received 366,537 shares of our common stock and approximately $19,779 in cash as merger consideration for his eStara shares. Approximately five percent of Mr. Federman’s merger consideration is being held in escrow pending any working capital adjustments, and an additional 10 percent is being held in escrow for one year for the purpose of securing amounts that may be payable to ATG by the eStara stockholders as a result of indemnification provisions in the merger agreement between ATG and eStara. In addition, Mr. Federman received a transaction bonus of $1,572,500. If eStara’s revenue meets specified 2007 targets, Mr. Federman and the other former eStara stockholders will receive total earn-out payments and bonuses of between $2.0 million and $6.0 million.

Our Audit Committee reviews and approves all related party transactions required to be disclosed pursuant to applicable SEC rules and discusses with management the business rationale for any such transactions and whether appropriate disclosures have been made.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our directors and executive officers and holders of 10% or more of our securities (“Reporting Persons”) to file reports of holdings and transactions in our equity securities with the SEC. We are also required to identify any Reporting Person who fails to timely file with the SEC any required report relating to ownership or changes in ownership of our equity securities.

Based solely upon a review of Forms 3, 4 and 5 filed with the SEC and, in some cases, written representations furnished to us by Reporting Persons, we believe that all Reporting Persons timely complied with all Section 16(a) filing requirements during 2006, except as described below. Louis R. Frio Jr. failed to timely report on Form 3 that he held 845 shares of ATG common stock at the time we hired him. The Form 4 filed by Daniel C. Regis on December 8, 2005 incorrectly indicated a direct open market purchase of 10,000 shares by Mr. Regis instead of an indirect open market purchase of 10,000 shares made by the Regis Family Limited Partnership. As a result, subsequent Form 4s filed by Mr. Regis overstated the number of shares held directly by 10,000 and correspondingly understated the number of shares held indirectly by 10,000.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver separate copies of our proxy statement and annual report to you if you call us at (617) 386-1000 or write us at Art Technology Group, Inc., One Main Street, Cambridge, Massachusetts 02142, Attention: Secretary. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

APPENDIX A

As approved by the
Board of Directors
on April 5, 2007

ART TECHNOLOGY GROUP, INC.

AMENDED AND RESTATED 1996 STOCK OPTION PLAN

1.  Purpose.  The purpose of this Amended and Restated 1996 Stock Option Plan (the “Plan”) of Art Technology Group, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Section 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including any joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.  Eligibility.  All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant.”

3.  Administration and Delegation.

(a) Administration by Board.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect (including the interpretation and implementation of Section 11(g)) and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.  Stock Available for Awards.

(a) Number of Shares.  Subject to adjustment under Section 9, Awards may be made under the Plan for up to 25,600,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Solely for the purpose of applying this limitation (and not for purposes of Section 4(b) below), each Option (each as hereinafter defined) granted under this Plan shall reduce the number of shares available for grant by one share for every one share granted, each SAR (each as hereinafter defined) granted under this Plan shall reduce the number of shares available for grant by one share for every one share underlying the SAR, and each Award authorized under this Plan after April 5, 2007, other than an Option or SAR, shall reduce the number of shares available by 1.24 shares for every one share granted.

(b) Section 162(m) Per-Participant Limit.  Subject to adjustment under Section 9, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

5.  Stock Options.

(a) General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Art Technology Group, Inc., any of Art Technology Group, Inc.’s present or future parent or subsidiary corporations as defined in Section 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 10(f), including the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price.  The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement, provided, however, that the exercise price of any Option shall not be less than the fair market value per share of the Common Stock as of the date of option grant.

(d) Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option shall be exercisable more than ten (10) years after the date the Option is granted.

(e) Exercise of Options.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (A) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding or (C) with the consent of the Board, by reducing the number of shares of Common Stock otherwise issuable to the optionee upon exercise of the Option by a number of shares of Common Stock having a fair market value equal to such aggregate exercise price;

(3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board

(“Fair Market Value”), provided (A) such method of payment is then permitted under applicable law, (B) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery and (C) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by (A) delivery of a promissory note of the Participant to the Company on terms determined by the Board, with the understanding that no loans shall be made to directors or executive officers, or (B) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

(h) No Repricing of Options.  Notwithstanding anything to the contrary in the Plan, the Company shall not engage in any repricing of Options or SARs granted under this Plan without further stockholder approval. For this purpose, the term “repricing” shall mean any of the following or other action that has the same effect: (i) lowering the exercise price of an Option or an SAR after it is granted, (ii) any other actions that is treated as a repricing under generally accepted accounting principles, or (iii) canceling an Option or an SAR at a time when its exercise price exceeds the fair market value of the underlying stock in exchange for another Option, SAR, restricted stock, or other equity of the Company, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction (including any adjustment described in Section 9).

6.  Stock Appreciation Rights.

(a) Nature.  A Stock Appreciation Right (“SAR”) is an Award entitling the holder on exercise to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock, provided, however, that the exercise price of any SAR shall not be less than the fair market value per share of the Common Stock as of the date of the SAR Award. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

(b) Grants.  SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards.  When SARs are expressly granted in tandem with Options: (A) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option; (B) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (C) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (D) the SAR will be transferable only with the related Option.

(2) Independent SARs.  A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Exercise.  A SAR may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person or other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.  Restricted Stock.

(a) Grants.  The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b) Terms and Conditions.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Stock Certificates.  Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or the Designated Beneficiary of such Participant. For these purposes, a “Designated Beneficiary” of a Participant shall be (1) a beneficiary designated by such Participant, in a manner determined by the Board, to receive amounts due or exercise rights of such Participant in the event of such Participant’s death or (2) in the absence of such a designation, the Participant’s estate.

(d) Deferred Delivery of Shares.  The Board may, at the time any Restricted Stock Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place.

8.  Other Stock-Based Awards.  Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted under the Plan to Participants (“Other Stock Unit Awards”), including Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto. At the time any Award is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of the Common Stock.

9.  Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (1) the number and class of securities available under the Plan, (2) the sub-limit set forth in Section 4(b), (3) the number and class of securities and exercise price per share of each outstanding Option, (4) the repurchase price per share subject to each outstanding Restricted Stock Award and (5) the share- and per-share-related provisions of each outstanding SAR and Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

(b) Reorganization Events.

(1) Definition.  A “Reorganization Event” shall mean: (A) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, (B) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (C) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.  In connection with a Reorganization Event, the Board shall have the authority to take, in its discretion, any of the following actions as to all or any outstanding Awards on such terms as the Board determines:

(A) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

(B) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice;

(C) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event;

(D) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (i) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (ii) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards;

(E) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof); and

(F) any combination of the foregoing.

For purposes of clause (A) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

To the extent all or any portion of an Option becomes exercisable solely as a result of clause (B) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (i) shall lapse at the same rate as the Option would have become exercisable under its terms and (ii) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (B) above.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property that the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.  General Provisions Applicable to Awards.

(a) Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding.  Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award.  The Board may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (1) all conditions of the Award have been met or removed to the satisfaction of the Company, (2) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (3) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.  The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Conditions.

(1) This Section 10(i) shall be administered by a Committee approved by the Board, all of the members of which are “outside directors” as defined by Section 162(m) (the “Section 162(m) Committee”).

(2) Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines at the time a Restricted Stock Award or Other Stock Unit Award is granted to a Participant who is then an officer, that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 10(i) is applicable to such Award.

(3) If a Restricted Stock Award or Other Stock Unit Award is subject to this Section 10(i), than the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which:

(A) shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m);

(B) shall be based on the attainment of specified levels of one or any combination of the following: (i) earnings per share; (ii) return on average equity or average assets with respect to a pre-determined peer group; (iii) earnings; (iv) earnings growth; (v) revenues; (vi) expenses; (vii) stock price; (viii) market share; (ix) return on sales, assets, equity or investment; (x) regulatory compliance; (xi) improvement of financial ratings; (xii) achievement of balance sheet or income statement objectives; (xiii) total shareholder return; (xiv) net operating profit after tax; (xv) pre-tax or after-tax income; (xvi) cash flow; or (xvii) such other objective goals as are established by the Board;

(C) may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated;

(D) may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset and (v) charges for restructuring and rationalization programs; and

(E) may vary by Participant and may be different for different Awards.

(4) Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Unit Award that is subject to this Section 10(i), the Section 162(m) Committee:

(A) may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award; and

(B) may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(5) The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(i) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

11. Miscellaneous.

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after December 31, 2013, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Provisions for Foreign Participants.  The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

(g) Effect of Restatement.  This Amendment and Restatement of the Plan shall not be effective until approved by the stockholders of the Company. All Awards to Participants outstanding as of the date of the Amendment and Restatement of the Plan shall continue in full force and effect without modification by such Amendment and Restatement; provided that each reference in any such Awards to a section of the Plan as in effect prior to the restatement shall be deemed to refer to the corresponding section of the Plan as restated unless the reference to such corresponding section would have an adverse impact on the Participant holding the applicable Award.

(h) Construction.  The headings of the Sections of the Plan are included only for convenience and shall not affect the meaning or interpretation of the Plan. Except as otherwise expressly provided, references herein to Sections shall mean such Sections of the Plan. The word “including” as used in the Plan shall not be construed so as to exclude any other thing not referred to or described.

APPENDIX B

As approved by the
Board of Directors
on April 5, 2007

ART TECHNOLOGY GROUP, INC.

AMENDED AND RESTATED

1999 OUTSIDE DIRECTOR STOCK OPTION PLAN

1.	Purpose

The purpose of this Amended and Restated 1999 Outside Director Stock Option Plan (the “Plan”) of Art Technology Group, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate outside directors of the Company by providing such directors with equity ownership opportunities and performance-based incentives that are intended to better align their interests with those of the Company’s stockholders.

2.	Eligibility

Each director of the Company who is not an employee of the Company (an “Eligible Director”) is eligible to receive options, restricted stock and other stock-based awards (each an “Award”) under the Plan. Any Eligible Director who receives an Award under the Plan is deemed a “Participant.”

3.	Administration and Delegation

The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect (including any interpretation and implementation of Section 10(f)) and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Option. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

4.	Stock Available for Awards

Subject to adjustment under Section 8, Awards may be made under the Plan for up to 2,000,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Solely for the purpose of applying this limitation, each Option (each as hereinafter defined) granted under this Plan shall reduce the number of shares available for grant by one share for every one share granted and each Award authorized under this Plan after April 5, 2007, other than an Option, shall reduce the number of shares available by 1.24 shares for every one share granted.

5.	Stock Options

(a) General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. None of the Options granted hereunder are intended to be Incentive Stock Options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(b) Exercise Price.  The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement, provided, however, that the exercise price of any Option shall not be less than the fair market value per share of the Common Stock as of the date of option grant.

(c) Duration of Options.  Each Option granted to a Participant shall expire on the earlier of 10 years from the date of grant or one year following termination of such Participant’s service on the Board.

(d) Exercise of Options.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(e) for the number of shares for which the Option is exercised.

(e) Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (A) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding or (C) with the consent of the Board, by reducing the number of shares of Common Stock otherwise issuable to the optionee upon exercise of the Option by a number of shares of Common Stock having a fair market value equal to such aggregate exercise price;

(3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (A) such method of payment is then permitted under applicable law, (B) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery and (C) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by (A) delivery of a promissory note of the Participant to the Company on terms determined by the Board, with the understanding that no loans shall be made to directors or executive officers or (B) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(f) Substitute Options.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

(g) No Repricing of Options.  Notwithstanding anything to the contrary in the Plan, the Company shall not engage in any repricing of Options granted under this Plan without further stockholder approval. For this purpose, the term “repricing” shall mean any of the following or other action that has the same effect: (i) lowering the exercise price of an Option after it is granted, (ii) any other actions that is treated as a repricing under generally accepted accounting principles, or (iii) canceling an Option at a time when its exercise price exceeds the fair market value of the underlying stock in exchange for other options, restricted stock, other stock-based awards or other equity of the Company, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction (including any adjustment described in Section 8).

6. Restricted Stock.

(a) Grants.  The Board may grant Awards entitling Eligible Directors to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b) Terms and Conditions.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Stock Certificates.  Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or the Designated Beneficiary of such Participant. For these purposes, a “Designated Beneficiary” of a Participant shall be (1) a beneficiary designated by such Participant, in a manner determined by the Board, to receive amounts due or exercise rights of such Participant in the event of such Participant’s death or (2) in the absence of such a designation, the Participant’s estate.

(d) Deferred Delivery of Shares.  The Board may, at the time any Restricted Stock Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place.

7.	Other Stock-Based Awards

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted under the Plan to Eligible Directors (“Other Stock Unit Awards”), including Awards entitling Eligible Directors to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto. At the time any Award is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of the Common Stock.

8.	Adjustments for Changes in Common Stock

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (a) the number and class of securities available under the Plan, (b) the number and class of securities and exercise price per share of each outstanding Option, (c) the repurchase price per share subject to each outstanding Restricted Stock Award and (d) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

9.	General Provisions Applicable to Awards

(a) Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (1) all conditions of the Award have been met or removed to the satisfaction of the Company, (2) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (3) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

10.	Miscellaneous

(a) No Right To Board Membership or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continue as a director of the Company.

(b) No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after December 31, 2013, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

(f) Effect of Restatement.  This Amendment and Restatement of the Plan shall not be effective until approved by the stockholders of the Company. All Awards to Participants outstanding as of the date of the Amendment and Restatement of the Plan shall continue in full force and effect without modification by such Amendment and Restatement; provided that each reference in any such Awards to a section of the Plan as in effect prior to the restatement shall be deemed to refer to the corresponding section of the Plan as restated unless the reference to such corresponding section would have an adverse impact on the Participant holding the applicable Award.

(g) Construction.  The headings of the Sections of the Plan are included only for convenience and shall not affect the meaning or interpretation of the Plan. Except as otherwise expressly provided, references herein to Sections shall mean such Sections of the Plan. The word “including” as used in the Plan shall not be construed so as to exclude any other thing not referred to or described.

Art Technology Group, Inc.
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 17, 2007.

Vote by Internet
•	Log on to the Internet and go to www.investorvote.com
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and FOR Proposal 3.

1.	Election of Class II Directors:	For	Withhold
	01 — David B. Elsbree	☐	☐

	For	Withhold
02 — Ilene H. Lang	☐	☐

	For	Withhold
03 — Daniel C. Regis	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To approve the further amendment and restatement of the Amended and Restated 1996 Stock Option Plan.	☐	☐	☐	3.	To approve the further amendment and restatement of the Amended and Restated 1999 Outside Director Stock Option Plan.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name is printed on this proxy. When signing as attorney-in-fact, executor, administrator, trustee, guardian or custodian, or in any other representative capacity, please write title.

Date (mm/dd/yyyy) — Please print date below.
                /          /
Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Art Technology Group, Inc.

The Board of Directors Of Art Technology Group, Inc. Is Soliciting This Proxy
The undersigned owns shares of common stock of Art Technology Group, Inc. (the “Company”). The Company’s 2007 Annual Meeting of Stockholders will be held on Thursday, May 17, 2007, beginning at 10:00 a.m., local time, at the offices of Foley Hoag LLP, Seaport World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210. The undersigned appoints each of Robert D. Burke and Julie M.B. Bradley acting singly, with the power of substitution to each, as attorney, agent and proxy to vote all shares of common stock that the undersigned is entitled to vote, at the meeting and at any adjournment or postponement of the meeting.
The individuals named above will vote these shares as directed by the undersigned on this proxy.
IF NO PROPER VOTING INSTRUCTIONS ARE GIVEN, THE INDIVIDUALS NAMED ABOVE WILL VOTE THE SHARES OF THE UNDERSIGNED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY AS DIRECTOR OF THE COMPANY.
If any other matters are properly presented for consideration at the meeting, the individuals named above will have the discretion to vote these shares on those matters.
(Items to be voted appear on reverse side.)